Exhibit 10.24

Execution Version

EXCHANGE AGREEMENT

by and among

SUNCRETE, INC.

SUNCRETE INTERMEDIATE, INC.,

and

FOLEY BROS., LLC,

Dated as of April 28, 2026

i

EXCHANGE AGREEMENT

This Exchange Agreement, dated as of April 28, 2026 (this “Agreement”), is entered into by and among Suncrete, Inc., a Delaware corporation (“PubCo”), Suncrete Intermediate, Inc., a Delaware corporation (“Purchaser Holdco”), and Foley Bros., LLC, a Texas limited liability company (the “Rollover Seller” and, together with PubCo and Purchaser Holdco, the “Parties”). Capitalized terms used but not otherwise defined are defined in or by reference to Section 1.1.

W I T N E S S E T H:

WHEREAS, Concrete Partners, LLC, a Delaware limited liability company (“Purchaser”), and Purchaser Holdco, on the one hand, and each of Hope Concrete Intermediate Holdings, LLC, a Delaware limited liability company (“Hope Intermediate”), the Rollover Seller, and the other sellers thereto (each a “Seller” and collectively, the “Sellers”), on the other hand, along with Hope Intermediate, in its capacity as representative of the Sellers, entered into that certain Membership Interest Purchase Agreement, dated as of April 28, 2026 (the “MIPA”), pursuant to which Purchaser is ultimately acquiring all of the issued and outstanding ownership interests of Hope Concrete, LLC (the “Acquisition”); and

WHEREAS, in connection with the Acquisition, the Parties hereto desire to provide for the future transfer by Rollover Seller of shares of Class B common stock of Purchaser Holdco, par value $0.0001 per share (the “Exchange Shares”), to PubCo, in exchange for the issuance by PubCo of Class A common stock of PubCo, par value $0.0001 per share (the “PubCo Class A Common Stock”), on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Agreement” is defined in the preamble.

“Business Day” means any day of the year other than a Saturday or Sunday on which commercial banks are open for business in the State of Texas.

“Control” of a Person means the direct or indirect possession of the power to (1) vote a majority of the securities having ordinary voting power for the election of directors (or comparable positions in the case of partnerships and limited liability companies) of such Person, or (2) direct or cause the direction of the management and policies of such Person, whether by ownership of voting securities, by contract or otherwise. For the avoidance of doubt, the possession of only consent or approval rights with respect to the actions or decision of a Person does not constitute Control of such Person.

“Change of Control” means the occurrence of any of the following events:

(a) a (i) merger, reorganization, consolidation or similar form of business combination transaction directly involving PubCo or indirectly involving PubCo through one or more of its subsidiaries, or (ii) transaction in which PubCo, directly or indirectly, sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets (including subsidiaries) to another Person other than an Affiliate of PubCo (including any employee benefit plans); unless, immediately following such transaction, at least a majority of the voting power of the then outstanding voting stock or other equities of the Person resulting from consummation of the transaction (which Person may be any parent or ultimate parent corporation that as a result of the transaction owns directly or indirectly PubCo and all or substantially all of PubCo’s assets) entitled to vote generally in elections of directors of such Person is held by the existing PubCo stockholders (determined immediately prior to the transaction and related transactions);

(b) a transaction in which there is an acquisition of Control of PubCo by a Person or group of Persons acting in concert to exercise Control other than any Person in Control of PubCo as of the date hereof;

(c) a transaction in which the Incumbent Directors cease for any reason to constitute at least a majority of the Board of Directors of PubCo, provided that any individual becoming a director subsequent to the effective date of this Agreement, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board of Directors of PubCo (either by a specific vote or by approval of the proxy statement of PubCo in which the individual is named as a nominee for director, without written objection to such nomination) will be deemed to be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of PubCo as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors of PubCo will be deemed to be an Incumbent Director; or

(d) the liquidation or dissolution of PubCo.

“Closing” is defined in Section 2.1(b)(i).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Exchange,” when used as a noun, has the meaning set forth in Section 2.1(a). “Exchange,” when used as a verb, and “Exchanging,” when used as an adjective, shall have correlative meanings.

“Exchange Ratio” means the number of shares of PubCo Class A Common Stock for which one Exchange Share is entitled to be Exchanged. On the date hereof, the Exchange Ratio shall be 10:1, subject to adjustment as provided in Section 2.2.

“Exchange Request” has the meaning set forth in Section 2.1(a)(ii).

“Exchange Shares” is defined in the preamble.

“Governmental Entity” means any court, administrative agency, regulatory body, commission, or other governmental authority, board, bureau, or instrumentality, domestic or foreign, and any subdivision thereof.

“Incumbent Directors” means the individuals who constitute the Board of Directors of PubCo as of the date of this Agreement.

“Liens” means any and all liens, charges, security interests, options, claims, mortgages, pledges, usufructs, attachments, proxies, voting trusts or agreements, obligations, understandings or arrangements, or other restrictions on title or transfer of any nature whatsoever.

“PubCo” is defined in the preamble.

“PubCo Class A Common Stock” is defined in the preamble.

“Law” means any foreign, federal, state or local law (including common law), statute, code, ordinance, rule, regulation, order, injunction, judgment, doctrine, decree, ruling, writ, assessment or arbitration award of a Governmental Entity or other requirement.

“Lock-Up Period” means the period commencing on the date hereof and ending on the earlier of (i) the one year anniversary of the date hereof and (ii) the date after the date hereof on which PubCo consummates a liquidation, merger, share exchange, reorganization or other similar transaction with an unaffiliated third party that results in all of PubCo’s stockholders having the right to exchange their equity holdings in PubCo for cash, securities or other property.

“MIPA” is defined in the preamble.

“Notice” is defined in Section 4.2.

“Parties” is defined in the preamble.

“Permitted Transferee” means (i) either of Timothy Foley and James Foley, as owners of equity interests in Rollover Seller (the “Rollover Owners”), (ii) any Affiliate of the Rollover Seller Controlled by a Rollover Owner, or (iii) any trust or charitable organization for the direct or indirect benefit of a Rollover Owner or the spouse of a Rollover Owner, the siblings of a Rollover Owner and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such a Rollover Owner and his or her spouses and siblings).

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity, and any government or agency or political subdivision thereof.

“Restricted PubCo Class A Common Stock” is defined in Section 3.1(b).

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Stock Consideration” means, with respect to any applicable Exchange, a number of shares of PubCo Class A Common Stock (rounded to the nearest whole number) equal to the sum of the product of (x) the number of Exchange Shares being Exchanged and (y) the Exchange Ratio.

“Successors” is defined in Section 4.11.

“Trading Day” means a day on which the principal U.S. securities exchange on which the PubCo Class A Common Stock is listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transfer Taxes” is defined in Section 4.1.

1.2 Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The headings and captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, restated, modified or supplemented from time to time in accordance with the terms thereof as of the date of this Agreement. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE II

EXCHANGE

2.1 Exchanges.

(a) Exchange Right of Rollover Seller.

(i) Upon the terms and subject to the conditions of this ARTICLE II, Rollover Seller may, at any time and from time to time, elect to exchange in one or more exchanges, a number of Exchange Shares for the applicable Stock Consideration (any such exchange, an “Exchange”) but in no event less than 15% of the outstanding Exchange Shares at one time.

(ii) Rollover Seller shall exercise its right to effectuate an Exchange set forth in Section 2.1(a)(i) by delivering to PubCo, with a copy to Purchaser Holdco, a written notice (an “Exchange Request”) setting forth the number of Exchange Shares the Rollover Seller wishes to Exchange and the proposed date for such Exchange. Rollover Seller shall represent in the Exchange Request that it owns the Exchange Shares to be delivered at the applicable Closing pursuant to Section 2.1(d)(i), free and clear of all Liens, other than transfer restrictions imposed by or under applicable securities laws and this Agreement.

(iii) A mandatory Exchange of all outstanding Exchange Shares shall occur upon the earlier of (A) the Board of Directors of PubCo approving a Change of Control transaction; or (B) the third anniversary of the date of this Agreement (in each case a “Mandatory Exchange Event”); provided that the Closing for any Exchange pursuant to a Change of Control transaction shall occur immediately prior to, but remain subject to the consummation immediately after of, the Change of Control transaction and such Exchange shall be null and void if such Change of Control transaction shall fail to be consummated.

(b) Closing.

(i) Subject to the terms and conditions hereunder and unless expressly provided otherwise herein, (A) an Exchange pursuant to Section 2.1(a) shall be effected on the later of (B) the fifth Business Day after PubCo and Purchaser Holdco receive the applicable Exchange Request, (C) the future date as specified in the applicable Exchange Request, or (D) a date to be agreed upon between the Rollover Seller, PubCo and Purchaser Holdco; provided that an Exchange pursuant to a Mandatory Exchange Event shall be effected on the fifth Business Day after the occurrence of the Mandatory Exchange Event (in each case, such date, the “Closing”); provided, that a Closing with respect to a Change of Control shall take place at the time set forth in Section 2.1(a)(iii).

(ii) Upon the occurrence of a Closing, (A) all rights of the Rollover Seller as holder of the Exchange Shares being Exchanged shall terminate, (B) the Exchange Shares shall be assigned and delivered by Rollover Seller to PubCo and be deemed to be issued and outstanding capital stock of the Purchaser Holdco held by PubCo, and (C) the Rollover Seller, or such other Person in whose name the Rollover Seller has requested the shares be registered, shall be treated for all purposes as the holder of the applicable Stock Consideration delivered at the Closing. Any Stock Consideration to be received in the Exchange shall be registered in such names and in such denominations as the Rollover Seller shall request in writing not later than one Business Day prior to Closing.

(c) Closing Conditions.

(i) The obligation of any of the Parties to consummate an Exchange pursuant to this Section 2.1 shall be subject to the condition that there shall be no injunction, restraining order or decree of any nature of any Governmental Entity that is then in effect that restrains or prohibits the Exchange.

(ii) The obligation of PubCo and Purchaser Holdco to consummate an Exchange pursuant to this Section 2.1 shall be subject to (A) the delivery by Rollover Seller of the items specified in clauses (i), (ii), and (iii) of Section 2.1(d) and (B) the good faith determination by PubCo that such Exchange would not be prohibited by applicable law or regulation.

(d) Closing Deliveries. At or prior to each Closing:

(i) to the extent that the Rollover Seller’s Exchange Shares are certificated, the Rollover Seller shall deliver to Purchaser Holdco certificates representing the Exchange Shares for the number of Exchange Shares specified in the applicable Exchange Request (or an affidavit of loss in lieu thereof in customary form, without any requirement to post a bond or furnish any other security), accompanied by security transfer powers, in form reasonably satisfactory to Purchaser Holdco, duly executed in blank by the Rollover Seller or its duly authorized attorney, to be Exchanged based on the Exchange Ratio. In the event of a Mandatory Exchange Event, if Rollover Seller fails to tender such certificates or other evidence of ownership by Closing or otherwise fails to follow or meet the requirements hereunder, as of the date of the Mandatory Exchange Event, the Exchange Shares shall be deemed to have been tendered to PubCo and shall thereafter no longer be outstanding and shall only represent the right to receive the relevant Stock Consideration;

(ii) Rollover Seller shall represent in writing that (A) no Liens exist on the Exchange Shares delivered pursuant to Sections 2.1(d)(i) (other than transfer restrictions imposed by or under applicable securities laws and this Agreement) and (B) Rollover Seller has good and valid title to such Exchange Shares;

(iii) Rollover Seller shall deliver to PubCo and Purchaser Holdco the executed Exchange Request; and

(iv) PubCo shall deliver or cause to be delivered the applicable Stock Consideration withing five Business Days of Closing, registered in such names and such denominations as the Rollover Seller requested pursuant to Section 2.1(b)(ii). To the extent that any Stock Consideration is to be paid or settled through the facilities of The Depository Trust Company, PubCo shall, subject to Section 3.2(a) below, upon the written instruction of the Rollover Seller, deliver or cause to be delivered such Stock Consideration, through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by the Rollover Seller. The Rollover Seller shall provide to PubCo any documents, instruments, or information reasonably required by PubCo or PubCo’s transfer agent in connection with the issuance and delivery of the Stock Consideration.

2.2 Adjustment.

(a) The Exchange Ratio shall be adjusted accordingly if there is: (i) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Exchange Shares or any similar event, in each case that is not accompanied by an identical subdivision or combination of the PubCo Class A Common Stock; or (ii) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the PubCo Class A Common Stock or any similar event, in each case that is not accompanied by an identical subdivision or combination of the Exchange Shares. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the PubCo Class A Common Stock is converted or changed into another security, securities or other property, then upon any subsequent Exchange, the Rollover Seller shall be entitled to receive the amount of such security, securities or other property that the Rollover Seller would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the shares of PubCo Class A Common Stock are converted or changed into another security, securities or other property, this Section 2.2 shall continue to be applicable, mutatis mutandis, with respect to such security or other property.

(b) At Closing, Rollover Seller shall have a right to receive the equivalent value of any cash or stock dividends paid on the shares of PubCo Class A Common Stock after the date hereof but prior to an Exchange with respect to the applicable Stock Consideration to be delivered at such Closing. Such dividend equivalent right, with respect to the applicable Stock Consideration delivered at any Closing, shall be converted to cash or additional shares of PubCo Class A Common Stock, or a combination of cash and shares, at such Closing and in the same manner as paid to other PubCo shareholders.

2.3 Reservation of PubCo Class A Common Stock; Listing. PubCo shall at all times reserve and keep available out of its authorized but unissued shares of PubCo Class A Common Stock, solely for the purpose of issuance upon an Exchange, the maximum number of shares of PubCo Class A Common Stock as shall be issuable upon Exchange of all outstanding Exchange Shares; provided that nothing contained herein shall be construed to preclude PubCo from satisfying its obligations in respect of any such Exchange by delivery of purchased shares of PubCo Class A Common Stock (which may or may not be held in the treasury of PubCo). PubCo shall use reasonable efforts to cause such shares of PubCo Class A Common Stock to list and use its reasonable efforts to maintain the listing of the shares of PubCo Class A Common Stock required to be delivered upon any such Exchange prior to such delivery upon the national securities exchange upon which the outstanding shares of PubCo Class A Common Stock are listed at the time of such Exchange (it being understood that any such shares may be subject to transfer restrictions under applicable securities laws). PubCo covenants that all shares of PubCo Class A Common Stock issued upon an Exchange will, upon issuance and assuming Rollover Seller has complied with all terms and conditions of such Exchange under this Agreement, be validly issued, fully paid and non-assessable.

ARTICLE III

TRANSFER RESTRICTIONS

3.1 General Restrictions on Transfer.

(a) Rollover Seller understands and agrees that any shares of PubCo Class A Common Stock received in any Exchange during the Lock-Up Period will be subject to restrictions on transfer under the form of lock-up agreement attached hereto as Annex A.

(b) Subject to Section 3.1(a), Rollover Seller understands and agrees that any shares of PubCo Class A Common Stock received in any Exchange (any such shares of PubCo Class A Common Stock, “Restricted PubCo Class A Common Stock”) may not be transferred except in compliance with the Securities Act, any other applicable securities or “blue sky” laws, and the terms and conditions of this Agreement.

(c) Without limitation of Section 3.1(b), Rollover Seller understands and agrees that, unless exchanged pursuant to an effective registration statement under the Securities Act, Restricted PubCo Class A Common Stock are restricted securities under the Securities Act and the rules and regulations promulgated thereunder. Rollover Seller agrees that it shall not transfer any shares of Restricted PubCo Class A Common Stock (or solicit any offers in respect of any transfer of any shares of Restricted PubCo Class A Common Stock), except in compliance with the Securities Act, any other applicable securities or “blue sky” laws, and the terms and conditions of this Agreement.

(d) Any attempt to transfer any shares of Restricted PubCo Class A Common Stock not in compliance with this Agreement shall be void ab initio, and PubCo shall not, and shall cause any transfer agent not to, give any effect in PubCo’s stock records to such attempted transfer.

3.2 Legends.

(a) In addition to any other legend that may be required, subject to Section 3.2(b), each certificate for shares of Restricted PubCo Class A Common Stock issued to Rollover Seller shall bear a legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS PUBCO HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR SUCH OTHER APPLICABLE LAWS.”

(b) The Rollover Seller agrees that, unless and until (A) the Restricted PubCo Class A Common Stock are registered under the Securities Act or (B) the Restricted PubCo Class A Common Stock may be sold or transferred without restriction pursuant to Rule 144 promulgated under the Securities Act without any restriction or limitation under such rule (including, without limitation, satisfaction of the requirements of Rule 144(i) applicable to securities of an issuer that was a shell company), the certificates or book entries representing the Restricted PubCo Class A Common Stock will bear the legend set forth in Section 3.2(a). Subject to the foregoing, following the sale of any shares of Restricted PubCo Class A Common Stock pursuant to Rule 144(b)(1) under the Securities Act (or any successor provision), upon the written request of the holder thereof, accompanied (if PubCo shall so request) by an opinion of counsel reasonably acceptable to PubCo and evidence of such sale reasonably satisfactory to PubCo, PubCo shall issue to the transferee a new certificate evidencing such shares of Restricted PubCo Class A Common Stock without the legend required by Section 3.2(a) endorsed thereon. PubCo covenants that it shall include the shares of PubCo Class A Common Stock received in an Exchange in any registration statement filed by PubCo pursuant to that certain Amended and Restated Registration Rights Agreement, dated as of April 8, 2026, by and among PubCo and Haymaker Sponsor IV LLC, a Delaware limited liability company, to the extent such registration statement covers the resale of PubCo Class A Common Stock.

3.3 Permitted Transfers. Subject to this ARTICLE III, Rollover Seller may at any time transfer any or all of its shares of Restricted PubCo Class A Common Stock to any Person so long as the transfer to such transferee is, and PubCo has received an opinion from Rollover Seller’s Counsel reasonably satisfactory to it that such transfer is, in compliance with the Securities Act and any other applicable securities or “blue sky” laws.

ARTICLE IV

OTHER AGREEMENTS; MISCELLANEOUS

4.1 Representations and Warranties of PubCo. PubCo represents and warrants to the Rollover Seller, as of the date of this Agreement (and not as of the Closing or any other date), as set forth on Exhibit A attached hereto.

4.2 Expenses. Each Party hereto shall bear its own expenses in connection with the consummation of any of the transactions contemplated hereby, whether or not any such transaction is ultimately consummated, except that PubCo shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange (“Transfer Taxes”); provided, however, that if any Transfer Taxes are imposed by reason of or in connection with the issuance of a certificate pursuant to Section 2.1(d)(iv) in a name other than that of the Rollover Seller requesting an

Exchange (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of the Rollover Seller), then the Person or Persons requesting the issuance thereof or Exchanging the Exchange Shares, as applicable, shall bear any such Transfer Taxes (or establish to the reasonable satisfaction of PubCo that such tax is not payable). In addition, in the event that the number of Exchanges effected by the Rollover Seller within a given calendar year is greater than five, then the Rollover Seller shall promptly reimburse PubCo for any reasonable third-party expenses incurred in connection with the consummation of the Exchanges effected by the Rollover Seller within such year that are in excess of five.

4.3 Notices. All notices, requests, consents and other communications hereunder (each, a “Notice”) to any Party shall be in writing and shall be delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 4.2), email or nationally recognized overnight courier, addressed to such Party at the address, facsimile number or email address set forth below, or such other address or facsimile number as may hereafter be designated in writing by such Party to the other Parties:

If to PubCo, to:

Suncrete, Inc.

817 E. 4th Street

Tulsa, OK 74120

Attn: Barrett Bruce, Secretary

Email: [*****]

If to Purchaser Holdco, to:

c/o SunTX Capital Partners

5420 LBJ Freeway, Suite 1000

Dallas, Texas 75240

Email: [*****]

Attention: Barrett Bruce

With a copy (which shall not constitute notice) to:

King & Spalding LLP

1100 Louisiana, Suite 4100

Houston, TX 77002

Attn: Jonathan B. Newton

Email: [*****]

If to the Rollover Seller, to:

Foley Bros., LLC

P.O. Box 299

Wichita Falls, TX 76307

Attention: Timothy Foley

Email: [*****]

[*****]

With a copy (which shall not constitute notice) to:

Ballard Spahr LLP

1735 Market Street, 51st Floor

Philadelphia, PA 19103

Attn: Ryan Udell & Adam Chelminiak

Email: [*****]

[*****]

Each Notice shall be deemed received on the date sent to the recipient thereof in accordance with this Section 4.2, if sent prior to 5:00 p.m. on a Business Day in the place of receipt; otherwise, such Notice shall be deemed not to have been received until the next succeeding Business Day.

4.4 Permitted Transferees. Notwithstanding any other provision of this Agreement, Rollover Seller shall not transfer any Exchange Shares without the prior written consent of the Board of Directors of Purchaser Holdco, except in the case of transfers to Permitted Transferees in accordance with this Section 4.3; provided that the Rollover Seller shall provide at least 30 days prior written notice to PubCo and Purchaser Holdco before effecting any such transfer to Permitted Transferees. To the extent that the Rollover Seller validly transfers after the date hereof any or all of its Exchange Shares to a Permitted Transferee in accordance with the terms and conditions of this Agreement, then the transferee thereof shall have the right to execute and deliver a joinder to this Agreement, in form and substance reasonably satisfactory to PubCo. Upon execution of any such joinder, such transferee shall, with respect to such transferred Exchange Shares, be entitled to all of the rights and bound by each of the obligations applicable to the relevant transferor hereunder; provided that the transferor shall remain entitled to all of the rights and bound by each of the obligations with respect to Exchange Shares that were not so transferred.

4.5 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

4.6 Entire Agreement; No Third Party Beneficiaries. This Agreement together with the MIPA constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and is not intended to confer upon any Person, other than the Parties hereto and their Permitted Transferees, any rights or remedies hereunder.

4.7 Further Assurances. Each Party hereto shall execute, deliver, acknowledge and file such other documents (including tax forms) and take such further actions as may be reasonably requested from time to time by any other Party hereto to give effect to and carry out the transactions contemplated herein.

4.8 Governing Law. This Agreement and the rights of the Parties hereunder will be governed by, construed and enforced in accordance with the laws of the State of Delaware without regard to conflicts of law principles thereof.

4.9 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

4.10 Consent to Jurisdiction and Forum Selection. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE FIRST BUSINESS COURT DIVISION SITTING IN DALLAS COUNTY (IF SUCH DISPUTE MAY NOT BE BROUGHT IN SUCH VENUE FOR ANY REASON, THE FEDERAL COURTS FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION OR, IF (AND ONLY IF) SUCH COURT FINDS IT LACKS JURISDICTION, THEN IN ANY STATE COURT LOCATED IN DALLAS, TEXAS, AND ANY APPELLATE COURTS THEREOF), IN CONNECTION WITH ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH SUIT, ACTION OR PROCEEDING WHICH IS BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE JURISDICTION OF ANY SUCH COURT.

4.11 Amendments; Waivers. This Agreement may be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by PubCo, Purchaser Holdco and the Rollover Seller. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

4.12 Assignment. Except as contemplated by Section 4.3 and except that the rights to have a legend removed from a certificate representing shares of Restricted PubCo Class A Common Stock in accordance with Section 3.2(b) shall be deemed automatically assigned in connection with any transfer not prohibited hereunder, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the Parties hereto without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors, continuations (including for tax purposes), assigns and Permitted Transferees (collectively, “Successors”). Any reference in this Agreement to a Party includes a reference to such Party’s Successors.

4.13 Tax Treatment. For U.S. federal and applicable state and local income tax purposes, except as otherwise required by an applicable change in law or a final determination (as defined in Section 1313(a) of the Code): (a) the Parties hereto agree to treat any Exchanges as a sale of the Exchange Shares by the Rollover Seller to PubCo under Section 1001, and for other purposes, of the Code; (b) the Parties hereto will treat any Exchanges consummated hereunder as a sale of Exchange Shares by the Rollover Seller to PubCo for U.S. federal and applicable state and local tax purposes, in which sale the consideration shall be the Stock Consideration (including, for the avoidance of doubt, the applicable equivalent value of dividends, if any under Section 2.2(b)); and (c) no Party will take a contrary position on any income tax return, amendment thereof or communication with a taxing authority.

4.14 Withholding. PubCo may deduct and withhold from any payments made under this Agreement with respect to any Exchange such amounts (or property) as it is required to deduct and withhold under applicable tax law; provided that PubCo may, in its sole discretion, allow the Rollover Seller to pay such amounts owed on the Exchange in cash in lieu of PubCo withholding or deducting such amounts (or property). To the extent that amounts are (or property is) so deducted or withheld and paid over to the appropriate Governmental Entity, the deducted or withheld amounts (or property) will be treated for all purposes of this Agreement as having been paid (or delivered) to the Party in respect of which the deduction or withholding was made. The Parties will reasonably cooperate (including by providing any applicable forms to PubCo prior to any Exchange) to reduce or eliminate any deduction or withholding that might otherwise be required with respect to any payments required to be made under this Agreement. If PubCo determines that any amounts by reason of any U.S. federal, state, local or non-U.S. tax laws or regulations are required to be deducted or withheld in respect of any Exchange, PubCo shall promptly notify the Rollover Seller in writing in advance of making any such deduction or withholding and shall consider in good faith any positions or alternative arrangements that the Rollover Seller raises that may reduce or eliminate any such deduction or withholding.

4.15 Counterparts; Electronic Transmission. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by electronic transmission (including electronic mail of .pdf files) shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by electronic transmission (including DocuSign and electronic mail of .pdf files) shall be deemed to be their original signatures for all purposes.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

SUNCRETE, INC.

By:	/s/ Randall Edgar
Name:	Randall Edgar
Title:	Chief Executive Officer

Signature Page to Exchange Agreement

SUNCRETE INTERMEDIATE, INC.

By:	/s/ Randall Edgar
Name:	Randall Edgar
Title:	Chief Executive Officer

Signature Page to Exchange Agreement

FOLEY BROS., LLC

By:	/s/ Timothy Foley
Name:	Timothy Foley
Title:	Manager

Acknowledged and Agreed by the undersigned as to the terms, requirements and limitations set forth herein as Affiliates of Foley Bros., LLC

By:	/s/ Timothy Foley
Timothy Foley

By:	/s/ James Foley
James Foley

Signature Page to Exchange Agreement

Exhibit A

Representations and Warranties of PubCo

PubCo represents and warrants to the Rollover Seller, as of the date of the Agreement (and not as of the Closing or any other date), that:

1. PubCo is duly incorporated and is validly existing under the laws of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets.

2. The execution and delivery by PubCo of this Agreement, and the performance by PubCo of its obligations hereunder have been duly authorized by PubCo, and this Agreement constitutes a valid and binding agreement of PubCo, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3. The shares of PubCo Class A Common Stock issuable upon any Exchange pursuant to this Agreement have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

4. The execution, delivery and performance of this Agreement does not violate or constitute or result in a breach or default under, or conflict with, any law, order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which PubCo is a party or by which PubCo is bound, and will not result in any violation of the provisions of PubCo’s organizational documents.

5. No registration under the Securities Act or any other applicable securities laws is required for the issuance and delivery of the shares of PubCo Class A Common Stock by PubCo to the Rollover Seller upon any Exchange pursuant to this Agreement. With respect to the issuance and delivery of the PubCo Class A Common Stock, neither PubCo nor any person acting on its behalf has, directly or indirectly, made or solicited any offers or sales of any securities of PubCo under circumstances that would adversely affect reliance by PubCo on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or that would require registration of the issuance of the PubCo Class A Common Stock under the Securities Act or any other applicable securities laws.

6. Neither PubCo, nor any person acting on its behalf has conducted any general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act, in connection with the issuance and delivery of any of the PubCo Class A Common Stock upon an Exchange and neither PubCo, nor any person acting on its behalf has offered any shares of PubCo Class A Common Stock in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

7. To the knowledge of PubCo, PubCo is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance and delivery of shares of PubCo Class A Common Stock upon any Exchange pursuant to this Agreement.

8. PubCo has filed all forms, reports, schedules, statements and other documents (collectively, and including all exhibits, the “PubCo SEC Reports”) required to be filed by PubCo with the Securities and Exchange Commission (“SEC”) since April 8, 2026. As of their respective dates, and giving effect to any amendments or supplements that have been filed thereafter, the PubCo SEC Reports complied in all material respects as to form with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the respective rules and regulations of the SEC promulgated thereunder applicable to the PubCo SEC Reports. To the knowledge of PubCo, there are no material outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the PubCo SEC Reports.

9. There is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of PubCo, threatened against PubCo, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against PubCo, in each case that would have an adverse effect on the issuance and delivery of shares of PubCo Class A Common Stock upon any Exchange pursuant to this Agreement or PubCo’s ability to perform its obligations hereunder.

10. PubCo is not in violation of, has not violated, is not, to the knowledge of PubCo, under investigation with respect to any violation or alleged violation of, any law, or judgment, order or decree entered by any court, arbitrator or authority, domestic or foreign, that would have an adverse effect on the issuance and delivery of shares of PubCo Class A Common Stock upon any Exchange pursuant to this Agreement or PubCo’s ability to perform its obligations hereunder.

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Annex A

Form of Lock-Up Agreement

THIS LOCK-UP AGREEMENT, dated as of April 28, 2026 (this “Agreement”), is entered into by and among Suncrete, Inc. (the “Company”) and the undersigned equityholder (the “Holder”) of the Company.

WHEREAS, the Holder has entered into an Exchange Agreement, dated as of April 28, 2026 (the “Exchange Agreement”) with the Company and Suncrete Intermediate, Inc., a Texas corporation (“Purchaser Holdco”), which provides for, among other things, that, upon the terms and subject to the conditions thereof, the Holder may transfer shares of Class B common stock of Purchaser Holdco, par value $0.0001 per share (the “Exchange Shares”), to the Company, in exchange for Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), as set forth in the Exchange Agreement;

WHEREAS, as of the date hereof, and following the closing of the transactions contemplated by the Exchange Agreement, the Holder is now the record or beneficial holder of Class A Common Stock as well as all such other securities of the Company of which ownership of record or the power to vote is now held or may hereafter be acquired by the Holder prior to the termination of this Agreement, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, including, but not limited to, pursuant to the Exchange Agreement, being referred to herein as the “Securities”;

WHEREAS, pursuant to the Exchange Agreement, and in view of the valuable consideration or benefits to be received by the Holder by virtue thereof or thereunder, the parties desire to enter into this Agreement, pursuant to which the Securities shall become subject to limitations on disposition as set forth herein; and

WHEREAS, capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Exchange Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein and for other good and valuable consideration, the sufficiency of which is agreed, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Lock-Up Provisions.

(a) The Holder hereby agrees not to, during the period (the “Post-Closing Lock-Up Period”) commencing on the date hereof and ending on the earlier of (i) April 8, 2027, and (ii) the date after the date hereof on which the Company consummates a liquidation, merger, share exchange, reorganization or other similar transaction with an unaffiliated third party that results in all of the Company’s stockholders having the right to exchange their equity holdings in the Company for cash, securities or other property, without the prior written consent of the Company: (A) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, establish or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, or otherwise transfer or dispose of, directly or indirectly, any Securities, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of

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ownership of the Securities, whether any such transaction is to be settled by delivery of such Securities, in cash or otherwise, or (C) publicly announce the intention to do any of the foregoing, whether any such transaction described in clauses (A), (B) or (C) above is to be settled by delivery of Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (A), (B) or (C), a “Prohibited Transfer”). The foregoing sentence shall not apply to the transfer of any or all of the Securities owned by the Holder (i) by gift, will or intestate succession upon the death of the Holder, (ii) to any Permitted Transferee (as defined below), (iii) pursuant to a final court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union or pursuant to a domestic relations order, (iv) to the Company in connection with the “net” or “cashless” exercise of options or other rights to purchase Securities granted pursuant to an equity incentive plan, stock purchase plan or other arrangement in satisfaction of any tax withholding obligations through cashless surrender or otherwise (provided any Securities issued upon exercise of such option or other rights shall remain subject to the terms of this Agreement), or (v) in connection with the exercise or conversion of any Derivative Instruments (defined below); provided, however, that in any of the cases of clauses (i), (ii) or (iii) it shall be a condition to such transfer that the transferee executes and delivers to the Company an agreement stating that the transferee is receiving and holding the Securities subject to the provisions of this Agreement applicable to the Holder, and there shall be no further transfer of such Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (i) the members of the Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), (ii) any trust or charitable organization for the direct or indirect benefit of the Holder or the immediate family of the Holder, (iii) if the Holder is a trust, the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (iv) if the Holder is an entity, as a distribution to limited partners, shareholders, members of, or owners of similar equity interests in the Holder, or (iv) to any affiliate of the Holder. The Holder further agrees to execute such agreements as may be reasonably requested by the Company that are consistent with the foregoing or that are necessary to give further effect thereto. Notwithstanding the foregoing, the Holder shall be permitted to establish a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act, provided that (i) such plan does not provide for the transfer, sale or other disposal of Securities during the Post-Closing Lock-Up Period and (ii) any public announcement or filing with the SEC under the Exchange Act made by any person regarding the establishment of such plan during the Post-Closing Lock-Up Period shall include a statement that the undersigned is not permitted to transfer, sell or otherwise dispose of securities under such plan during the Post-Closing Lock-Up Period in contravention of this Agreement.

(b) Notwithstanding anything contained herein to the contrary, (i) 33.33% of the Securities subject to the restrictions set forth in Section 1(a) held by the Holder as of the Closing Date will be automatically released from the restrictions contained in Section 1(a) immediately prior to the opening of The Nasdaq Global Market on the six month anniversary of the Closing Date and (ii) 33.33% of the Securities subject to the restrictions set forth in Section 1(a) held by the Holder as of the Closing Date will be automatically released from the restrictions contained in Section 1(a) immediately prior to the opening of The Nasdaq Global Market on the nine month anniversary of the Closing Date.

(c) Notwithstanding anything contained herein to the contrary, if, prior to the expiration of the Post-Closing Lock-Up Period, the Company consents at its discretion to release any shares of Class A Common Stock or any Securities convertible into, exchangeable for or that represent the right to receive shares of Class A Common Stock (such options, warrants or other securities, collectively, “Derivative Instruments”), held by any directors, officers, stockholders of 5.0% or more of the then outstanding shares of Common Stock of the Company that has delivered a lock-up agreement to the Company, other than the Holder, from the restrictions described herein (any such release being a “Triggering Release” and such party receiving such release being a “Triggering Release Party”), then a number of the Holder’s Securities

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subject to this Agreement shall also be released from the restrictions set forth herein on the same terms on a pro rata basis, such number of the Holder’s Securities being the total number of Securities held by the Holder on the date of the Triggering Release that are subject to this Agreement multiplied by a fraction, the numerator of which shall be the number of Securities and Derivative Instruments released pursuant to the Triggering Release and the denominator of which shall be the total number of shares of Securities and Derivative Instruments held by the Triggering Release Party on such date that were subject to a lock-up restriction (e.g., restrictions similar to this Section 1) immediately prior to such release.

(d) If any transfer of Securities is made or attempted contrary to the provisions of this Agreement, such purported transfer shall be null and void ab initio, and the Company shall refuse to recognize any such purported transferee of the Securities as one of its equity holders for any purpose. In order to enforce this Section 1, the Company may impose stop-transfer instructions with respect to the Securities of the Holder (and Permitted Transferees and assigns thereof) (including through its transfer agent) until the end of the Post-Closing Lock-Up Period.

(e) The Holder hereby represents and warrants that the Holder has full power and authority to enter into this Agreement and that, upon request, the Holder will execute any additional documents necessary in connection with the enforcement hereof.

2. Miscellaneous.

(a) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs and executors (in case of individuals), personal representatives, permitted successors and assigns. This Agreement and all obligations of the Holder are personal to the Holder and may not be transferred or delegated by the Holder at any time, except as expressly permitted under Section 1 above. The Company may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) or affiliate without obtaining the consent or approval of the Holder.

(b) Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, other than the parties hereto, any right or remedies under or by reason of this Agreement.

(c) Governing Law; Jurisdiction. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE FIRST BUSINESS COURT DIVISION SITTING IN DALLAS COUNTY (IF SUCH DISPUTE MAY NOT BE BROUGHT IN SUCH VENUE FOR ANY REASON, THE FEDERAL COURTS FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION OR, IF (AND ONLY IF) SUCH COURT FINDS IT LACKS JURISDICTION, THEN IN ANY STATE COURT LOCATED IN DALLAS, TEXAS, AND ANY APPELLATE COURTS THEREOF), IN CONNECTION WITH ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH SUIT, ACTION OR

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PROCEEDING WHICH IS BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE JURISDICTION OF ANY SUCH COURT.

(d) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(e) Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to the Company, to: Suncrete, Inc. 817 E. 4th Street Tulsa, OK 74120 Attn: Barrett Bruce, Secretary Email: [*****]	with a copy (which will not constitute notice) to: King & Spalding LLP 1100 Louisiana, Suite 4100 Houston, TX 77002 Attn: Jonathan B. Newton Email: [*****]

If to the Holder, to: the address set forth below the Holder’s name on the signature page to this Agreement.

(f) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(g) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties hereto further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties hereto.

(h) Specific Performance. The Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by the Holder, money damages will be inadequate and the Company will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Holder in accordance with their specific terms or were otherwise breached. Accordingly, the Company shall be entitled to an injunction or restraining order to prevent breaches of this Agreement

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by the Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(i) Entire Agreement. This Agreement, together with the Exchange Agreement, constitutes the entire agreement among the parties relating to the subject matter hereof and supersedes any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto relating to the transactions contemplated hereby. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Company or any of the obligations of the Holder under any other agreement between the Holder and the Company or any certificate or instrument executed by the Holder in favor of the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Company or any of the obligations of the Holder under this Agreement.

(j) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(k) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile signature, by email in portable document format or electric signatures (including DocuSign or similar electronic signature), in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SUNCRETE, INC.

By:
Name:
Title:

Signature Page to Lock-Up Agreement

HOLDER:

By:
Name:
Title:
Address:

Signature Page to Lock-Up Agreement